                                                                    EXHIBIT 99.4



                   [Vavrinek, Trine, Day & Co., LLP Letterhead]

                          Independent Auditors' Report



Board of Directors and Shareholders
Bank of Los Angeles
West Hollywood, California

We have audited the accompanying balance sheets of Bank of Los Angeles as of December 31, 1997 and 1996 and the related statements of operations, changes in shareholders' equity and statements of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of Los Angeles as of December 31, 1997 and 1996 and the results of its operations, changes in its shareholders' equity and its statements of cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ Vavrinek, Trine, Day & Co.

Vavrinek, Trine, Day & Co.
Rancho Cucamonga, California
January 23, 1998

                               Bank of Los Angeles
                                 Balance Sheets


                                                                                           At December 31,
                                                                                        -----------------------

                    (dollars in thousands except share data)                                1997        1996
                                                                                        ---------    ---------
Assets
   Cash and due from banks                                                              $  20,521    $   8,139
   Federal funds sold                                                                      29,555       22,000
                                                                                        ---------    ---------

                  Total cash and cash equivalents                                          50,076       30,139

   Interest bearing deposits with banks                                                     2,125         --
   Securities available for sale                                                           12,295       22,126
   Securities held to maturity (market value of $48,247 at December 31, 1997)              48,138         --

   Loans receivable                                                                       142,633       72,266
      Less allowance for credit losses                                                     (2,819)      (1,682)
                                                                                        ---------    ---------

                   Loans, net                                                             139,814       70,584

   Accrued interest receivable                                                              1,556          654
   Premises and equipment, net                                                              2,650        2,798
   Real estate owned                                                                        1,475          539
   Other assets                                                                            13,904        3,865
                                                                                        ---------    ---------
                             Total assets                                               $ 272,033    $ 130,705
                                                                                        ---------    ---------
                                                                                        ---------    ---------



Liabilities and Shareholders' Equity
   Liabilities
      Deposits
         Demand, non-interest bearing                                                   $  85,222    $  40,128
         Interest bearing
           Time certificates of deposit of $100,000 or more                                30,167       13,354
           Other                                                                          122,623       62,114
                                                                                        ---------    ---------

                   Total deposits                                                         238,012      115,596


      Capital lease obligation                                                              1,849        1,842
      Accrued interest payable and other liabilities                                        1,118          635
                                                                                        ---------    ---------

                   Total liabilities                                                      240,979      118,073
                                                                                        ---------    ---------

   Shareholder's equity
      Preferred stock: authorized 25,000,000 shares; no shares issued and outstanding        --           --
      Common stock; no par value; authorized 75,000,000 shares; issued and outstanding 4,751,685 shares at December 31, 1997 and 2,195,075
         common shares at December 31, 1996                                                30,630       16,111
      Retained earnings (accumulated deficit)                                                 472       (3,259)
      Net unrealized holding loss on securities available for sale                            (48)        (220)
                                                                                        ---------    ---------

                   Total shareholders' equity                                              31,054       12,632
                                                                                        ---------    ---------

                 Total liabilities and shareholders' equity                             $ 272,033    $ 130,705
                                                                                        ---------    ---------
                                                                                        ---------    ---------


       The accompanying notes are an integral part of these statements.

                               Bank of Los Angeles
                              Statements of Income



                                                                              For the Years Ended
                                                                                  December 31,
                                                                   -----------------------------------------

                 (dollars in thousands except share data)              1997           1996           1995
                                                                   -----------    -----------    -----------
Interest income

   Loans receivable                                                $    11,229    $     7,702    $     4,808
   Securities                                                            2,731          2,008          1,575
   Federal funds sold                                                      893            839            434
   Deposits with financial institutions                                      1             12              2
                                                                   -----------    -----------    -----------
           Total interest income                                        14,854         10,561          6,819

Interest expense
   Deposit accounts                                                      3,673          2,830          1,542
   Capital lease obligation                                                258            257            259
   Short-term borrowed funds                                              --             --               51
                                                                   -----------    -----------    -----------
           Total interest expense                                        3,931          3,087          1,852
                                                                   -----------    -----------    -----------

Net interest income before provision for credit losses                  10,923          7,474          4,967

Provision for credit losses                                                410            750           (311)
                                                                   -----------    -----------    -----------
           Net interest income after provision for credit losses        10,513          6,724          5,278

Service charges and fees                                                 1,388          1,042            806
Loss on sale of securities, net                                           --               (5)           (46)
Gain on sale of loans                                                     --             --              118
                                                                   -----------    -----------    -----------
           Total non-interest income                                     1,388          1,037            878

Non-interest expense
   Employee compensation and benefits                                    4,802          3,408          2,798
   Occupancy                                                             1,778          1,306            941
   Professional services                                                   382            472            547
   Goodwill and core deposit amortization                                  246            250             73
   Other                                                                 1,334          1,324          1,151
                                                                   -----------    -----------    -----------
           Total non-interest expense                                    8,542          6,760          5,510
                                                                   -----------    -----------    -----------

Income before income tax expense (credit)                                3,359          1,001            646
Income tax expense (credit)                                               (372)          --             --
                                                                   -----------    -----------    -----------
                   Net income                                      $     3,731    $     1,001    $       646
                                                                   -----------    -----------    -----------
                                                                   -----------    -----------    -----------

Earnings per common share                                          $      1.16    $      0.46    $      0.63
                                                                   -----------    -----------    -----------
                                                                   -----------    -----------    -----------

Earnings per common share - assuming dilution                      $      1.00    $      0.40    $      0.51
                                                                   -----------    -----------    -----------
                                                                   -----------    -----------    -----------
Weighted average common shares                                       3,226,024      2,195,075      1,017,490
                                                                   -----------    -----------    -----------
                                                                   -----------    -----------    -----------

Weighted average common shares - diluted                             3,749,694      2,475,867      1,268,780
                                                                   -----------    -----------    -----------
                                                                   -----------    -----------    -----------


        The accompanying notes are an integral part of these statements.

                             Bank of Los Angeles
                Statements of Changes in Shareholders' Equity
           For the Years Ended December 31, 1997, 1996 and 1995


                                                                                          Net Unrealized
                                                                                         Holding Loss (Gain)
                                                                                             On Securities       Total
        (dollars in thousands               Common Stock                    Accumulated        Available     Shareholders'
         except share data)                    Shares           Amount        Deficit          For Sale           Equity
                                                                                         -------------------


Balance, January 1, 1995                        250,313      $  11,078       $  (6,788)      $    (473)      $   3,817

     Merger of BKLA Bancorp                        --           (1,882)          1,882            --              --

     Stock options exercised                        760              4            --              --                 4

     Issuance of common stock
      (net of cost of $467)                   1,944,002          6,911            --              --             6,911

     Net change in unrealized loss on
       securities available for sale               --             --              --               613             613

     Net income                                    --             --               646            --               646

Balance, December 31, 1995                    2,195,075         16,111          (4,260)            140          11,991

     Net change in unrealized loss on
        securities available for sale              --             --              --              (360)           (360)

     Net income                                    --             --             1,001            --             1,001
                                              ---------      ---------       ---------       ---------       ---------

Balance, December 31, 1996                    2,195,075         16,111          (3,259)           (220)         12,632

     Issuance of common stock
        April 1, 1997
       (net cost of $213)                     1,367,493          5,926            --              --             5,926

     Issuance of common stock
        December 31, 1997
        (net cost of $247)                    1,155,326          8,466            --              --             8,466

     Stock options exercised                      1,300              5            --              --                 5

     Warrants exercised                          32,491            122            --              --               122

     Net change in unrealized loss
        on securities available for sale           --             --              --               172             172

      Net income                                   --             --             3,731            --             3,731
                                              ---------      ---------       ---------       ---------       ---------

Balance, December 31, 1997                    4,751,685      $  30,630       $     472       $     (48)      $  31,054
                                              ---------      ---------       ---------       ---------       ---------
                                              ---------      ---------       ---------       ---------       ---------



        The accompanying notes are an integral part of these statements.

                                                Bank of Los Angeles
                                             Statements of Cash Flows





                                                                                            For the Year Ended December 31,
                              (dollars in thousands)
                                                                                         1997             1996           1995
                                                                                       ---------       ---------       ---------
Cash flows from operating activities:

         Interest received                                                             $  13,994       $  10,400       $   6,676
         Fees and commissions received                                                     1,388           1,042             806
         Interest paid                                                                    (3,899)         (3,291)         (1,817)
         Cash paid to suppliers and employees                                             (7,405)         (6,600)         (4,878)
                                                                                       ---------       ---------       ---------

            Net cash provided by operating activities                                      4,078            1551             787

Cash flows from investing activities:

         Proceeds from maturities of investment securities                                  --              --             5,000
         Proceeds from maturities and pay downs of  securities available for sale         16,838          14,773           7,976
         Proceeds from sale of securities available for sale                               1,303           6,487           6,398
         Proceeds from maturities of securities held to maturity                           8,500          (9,929)           --
         Purchase of securities available for sale                                       (16,136)           --           (21,530)
         Purchase of securities held to maturity                                         (48,604)           --              --
         Net increase in loans receivable                                                (72,348)         (7,671)        (28,827)
         Acquisition of premises and equipment                                              (504)           (286)           (767)
         Purchase of life insurance                                                       (1,471)           --              --
         Purchase of bank franchise                                                       (4,065)           --              --
         Purchase of investments in certificates of deposits                              (2,125)           --              --
         Proceeds from sale of fixed assets                                                 --              --                 2
         Improvements to real estate owned                                                  --                21            --
                                                                                       ---------       ---------       ---------

            Net cash provided by (used in) investing activities                         (118,612)          3,395         (31,748)

Cash flows from financing activities:

         Issuance of capital stock                                                        14,519            --             6,915
         Net increase in deposits                                                        119,945             746          40,316
         Principle payments under capital lease obligation                                     7            --              --
                                                                                       ---------       ---------       ---------

            Net cash provided by financing activities                                    134,471             746          47,231

                  Net increase in cash and cash equivalents                               19,937           5,692          16,270

Cash and cash equivalents, beginning of period                                            30,139          24,447           8,177

Cash and cash equivalents, end of period                                               $  50,076       $  30,139       $  24,447
                                                                                       ---------       ---------       ---------
                                                                                       ---------       ---------       ---------


        The accompanying notes are an integral part of these statements.

                                                Bank of Los Angeles
                                             Statements of Cash Flows




                                                                                 For the Year Ended December 31,
                           (dollars in thousands)                              -----------------------------------
                                                                                 1997         1996          1995
                                                                               -------       -------       -------
Reconciliation of net income to net cash provided by operating activities

     Net income                                                                $ 3,731       $ 1,001       $   646

        Adjustments for non-cash items:

           Depreciation, amortization and accretion                                666           492           541
           Provisions (credit) for credit losses                                   410           750          (311)
           Credit to tax expense                                                  (372)         --            --
           Net realized losses on securities                                      --               5            46
           Gain on sale of loans                                                  --            --            (118)
           Loss on sale of fixed assets                                           --            --              69
           (Decrease) increase in deferred loan income                              42          (473)           54
           Decrease (increase) in accrued interest receivable                     (902)          312          (281)
           (Decrease) increase in other assets                                      20          (103)           33
           (Decrease) increase in interest payable and other liabilities           483          (433)          108
                                                                               -------       -------       -------
                                                                               -------       -------       -------

        Net cash provided by operating activities                              $ 4,078       $ 1,551       $   787
                                                                               -------       -------       -------
                                                                               -------       -------       -------

Supplemental disclosure of non-cash transactions:

     Change in unrealized gain (loss) on securities available for sale         $   172       $  (360)      $   613
                                                                               -------       -------       -------
                                                                               -------       -------       -------


     Transfer of real estate owned from loans receivable                       $   902       $  --         $   518

     Transfer of securities from available for sale to held to maturity $        8,000       $  --         $  --

     Transfer of securities from held to maturity to available for sale $         --         $  --         $ 9,885
                                                                               -------       -------       -------
                                                                               -------       -------       -------


        The accompanying notes are an integral part of these statements.

                               BANK OF LOS ANGELES

                          NOTES TO FINANCIAL STATEMENTS
              For the years ended December 31, 1997, 1996, and 1995



Note A - Summary of Significant Accounting Policies

1.   Basis of Presentation

     On October 23, 1995, the Bank of Los Angeles ("BKLA") merged with its parent corporation, BKLA Bancorp ("Bancorp"), eliminating the bank holding company. The merger resulted in one share of BKLA common stock being issued for every five shares of Bancorp stock. All share amounts have been adjusted to reflect this one-for-five reverse stock split.

2.   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

     While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review BKLA's allowance for losses on loans and foreclosed real estate. Such agencies may require BKLA to recognize additions to the allowance based on their judgements about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans and foreclosed real estate may change.

3.   Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and due from banks, investments with terms to maturity at acquisition of three months or less, and federal funds sold. For the purpose of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet captions "Cash and due from banks" and "Federal funds sold".

4.   Investment Securities

     BKLA classifies its investment securities in two categories: securities available for sale and securities held to maturity. Securities available for sale are stated at fair value, with net unrealized gains and losses reported as a separate component of shareholders' equity. Securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using a method which approximates the interest method over the period to maturity. The amortized cost or carrying value of the specific security sold is used to compute the gain or loss on the sale.

     BKLA implemented Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of January 1, 1994 which addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. Under this statement, investments will be classified into three categories, as follows:

     - Securities held to maturity - Debt securities that BKLA has the positive intent and ability to hold to maturity. These securities are to be reported at amortized cost.

     - Trading Securities - Debt and equity securities that are bought and held for the purpose of selling them in the near term. These securities are to be reported at fair values, with unrealized gains and losses included in earnings.

     - Securities Available for Sale - Debt and equity securities not classified as either held-to-maturity or trading securities. These securities are to be reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity (net of tax effects).

5.   Loans Receivable

     Loans generally are stated at their outstanding unpaid principal balances net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to income using the interest method. Loan origination fees net of certain direct origination costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans.

     Non-accrual loans. Generally, a loan (including a loan impaired under SFAS No. 114) is classified as non-accrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan currently is performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on non-accrual status, unpaid interest is reversed. Interest received on non-accrual loans is generally either applied against principal or reported as interest income, according to management's judgement as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

6.   Allowance for Credit Losses

     The allowance for credit losses is established through provisions for credit losses charged against income. Loans deemed to be uncollectible are charged against the allowance for credit losses, and subsequent recoveries, if any, are credited to the allowance.

     BKLA adopted SFAS No. 114, (as amended by SFAS No. 118), "Accounting by Creditors for Impairment of a Loan" on January 1, 1995. The statement generally requires those loans identified as "impaired" to be measured at the present value of expected future cash flows discounted at the loans' effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will not be able to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

     The allowance for credit losses is maintained at a level believed adequate by management to absorb estimated probable credit losses. Management's periodic evaluation of the adequacy of the allowance is based on BKLA's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

7.   Premises and Equipment

     Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation on furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to ten years. Capitalized leases are amortized over the term of the lease on the straight-line method. Leasehold improvements are amortized over the term of the lease or the estimated useful lives of the improvements, whichever is shorter, and computed on the straight-line method.

8.   Other Real Estate Owned

     BKLA records other real estate owned at the fair value of the real estate less management's estimates of selling costs as of the date of foreclosure. Loan balances in excess of fair value of real estate acquired at the date of foreclosure are charged to the allowance for credit losses. An allowance is recorded against the foreclosed assets for any subsequent declines in fair value. Any subsequent operating expenses or income, reduction in fair value, and gains or losses on disposition of such properties are charged to current operations.

9.   Income Taxes

     Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method as prescribed in SFAS No. 109 "Accounting for Income Taxes".

10.  Earnings Per Share and Diluted Earnings Per Share

     BKLA determines Earnings Per Share (EPS) as proscribed in SFAS No. 128 "Earnings Per Share". EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Shares issued during the period and shares reacquired during the period are weighted for the portion of the period they are outstanding. In the computation of diluted EPS, the computation is the same as EPS except the denominator is increased to include the number of additional shares that would have been outstanding if the dilutive potential common shares had been issued. For BKLA, potential dilutive additional shares are its warrants and stock options outstanding. The dilutive effect of outstanding warrants and stock options is reflected in diluted EPS by the application of the treasury stock method. Exercise of warrants and stock options is assumed at the beginning of the period. The proceeds from the assumed exercise of warrants and options is assumed to be used to purchase common stock at the average price during the period. The incremental shares assumed from the difference between the number of shares assumed issued and the number of shares assumed purchased is included in the denominator of the diluted EPS computation.

11.  New Accounting Pronouncements

     In June, 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This statement divides comprehensive income into net income and other comprehensive income. For BKLA, the primary component to be included in other comprehensive income will be unrealized gains and losses on certain investments in debt and equity securities. BKLA will adopt the two statement approach and present the statement of income and statement of comprehensive income separately. Management believes that the adoption of this statement will not have a material impact on BKLA's financial statements.

     In June, 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This statement changes current practice under SFAS No. 14 by establishing a new framework on which to base segment reporting (referred to as the management approach) and also requires certain related disclosures about products and services. geographic areas and major customers. The disclosures are required for the year ending December 31, 1998.

12.  Reclassifications

     Certain reclassifications have been made to prior years financial statements to conform to the current year's presentation.

13.  Stock Options

     BKLA has elected to continue to apply Accounting Principals Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", to all its stock-based employee compensation arrangements. APB No. 25 uses the intrinsic value based method. Under this method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Most fixed stock options plans have no intrinsic value at grant date, and under APB No. 25, no compensation cost is recognized for them. BKLA complies with the disclosure requirements of SFAS No. 123 "Accounting for Stock-Based Compensation".

Note B - Regulatory Matters

1.   Enforcement Actions

     The Federal Deposit Insurance Corporation ("FDIC") on June 15, 1995 issued an order terminating its "Order to Cease and Desist" which was issued on March 10, 1994 and which placed certain restrictions on BKLA. The Federal Reserve Bank of San Francisco, on June 22, 1995, notified BKLA that it was terminating, effective June 23, 1995, its "Memorandum of Understanding", entered into on April 11, 1994, which placed certain restrictions on BKLA. On December 22, 1994, the Superintendent of Banks, State of California delivered to BKLA an impairment order pursuant to California Financial Code Section 662 to correct its capital impairment. BKLA was impaired because its accumulated deficit was greater than 40% of "Net Contributed Capital". As of June 30, 1995, the impairment was cured due to the infusion of capital (see Note P), and as a result the accumulated deficit was less than this 40% threshold.

2.   Capital Requirements

     BKLA is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on BKLA's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, BKLA must meet specific capital guidelines that involve quantitative measures of BKLA's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. BKLA's capital amounts and reclassifications are also subject to qualitative judgements by the regulators regarding components, risk weightings and other factors.

     Quantitative measures established by regulators to ensure capital adequacy require BKLA to maintain minimum amounts and ratios to total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1997, that BKLA meets all capital adequacy requirements to which it is subject.

     BKLA's actual capital amounts and ratios are presented in the following table:


                                                                                  Capital Needed
                                                                   -----------------------------------------------
                                                                                           To Be Well Capitalized
                                                                   For Capital Adequacy    Under Prompt Corrective
                                                      Actual             Purposes                Provisions
                                                ----------------- ---------------------    -----------------------
         (dollars in thousands)                 Amount      Ratio     Amount     Ratio         Amount    Ratio
                                                ------      -----     ------     -----         ------    -----
As of December 31, 1997:
   Total capital to risk-weighted assets       $ 25,885      14.6%   $14,216      8.0%         $17,770    10.0%
   Tier 1 capital to risk-weighted assets        23,654      13.3%     7,108      4.0%          10,662     6.0%
   Tier 1 capital to average assets              23,654       8.9%    10,583      4.0%          13,229     5.0%

As of December 31, 1996:
   Total capital to risk-weighted assets       $ 10,938      13.4%   $ 6,539      8.0%         $ 8,173    10.0%
   Tier 1 capital to risk-weighted assets         9,908      12.1%     3,269      4.0%           4,904     6.0%
   Tier 1 capital to average assets               9,908       7.8%     5,088      4.0%           6,360     5.0%


3.   Dividend Restrictions

     The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lessor of the bank's undivided profits or the bank's net income for its last three fiscal years less the amount of any distribution made by the bank to shareholders during the same period. Retained earnings available for dividends were $472,000 at December 31, 1997.

     The FDIC and the Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks under their jurisdiction. Compliance with the standards set forth in such guidelines limits the amount of dividends which BKLA may pay.

4.   Reserve Requirements

     BKLA is required to maintain average reserve balances with the Federal Reserve Bank. On December 31, 1997 and 1996, the reserve requirement was approximately $2,044,000, and zero, respectively.

5.   FDIC Insurance

     The FDIC is a U. S. Government corporation that insures the deposits of Federal Reserve System member banks and non-member banks. The FDIC provides insurance on deposits up to $100,000. In return for this protection, BKLA pays an assessment based on total deposits. The FDIC is responsible for supervision of state chartered, FDIC insured banks that are not members of the Federal Reserve System. As a state chartered, non-member bank, BKLA is subject to the supervision of the FDIC.

Note C - Investment Securities

     The amortized cost and estimated fair values of investment securities as of December 31, 1997 are as follows:


                                                                                            Gross Unrealized
                                                             Amortized   Estimated Fair   ----------------------
                    (dollars in thousands)                     Cost          Value         Losses     Gains
                                                             ---------   --------------   --------   -----------
Securities available for sale
   Mortgage backed debt ..................................     $11,480       $11,432       $    48     $  --
   Common stock ..........................................         863           863          --          --
                                                               -------       -------       -------     -------
                                                                12,343        12,295            48        --

Securities held to maturity
   Debt of  U. S. Treasury, U.S. Agencies and corporations      42,928        43,043          --           115
   Mortgage backed debt ..................................       5,210         5,204             6        --
                                                               -------       -------       -------     -------
                                                                48,138        48,247             6         115

                                                               $60,481       $60,542       $    54     $   115
                                                               -------       -------       -------     -------
                                                               -------       -------       -------     -------






         The amortized cost and estimated fair values of investment securities as of December 31, 1996 are as follows:



                                                                                              Gross Unrealized
                                                                Amortized  Estimated Fair  ----------------------
                  (dollars in thousands)                           Cost        Value         Losses       Gains
                                                                ---------  --------------  ----------   ---------
Securities available for sale
   Securities of U.S. Government  agencies and corporations$       10,994      $11,010      $     1      $    17
   Mortgage backed securities ..............................       10,852       10,616          236         --
   SBA securities ..........................................          500          500         --           --
                                                                  -------      -------      -------      -------
                                                                  $22,346      $22,126      $   237      $    17
                                                                  -------      -------      -------      -------
                                                                  -------      -------      -------      -------



         The maturity distribution of investment securities at December 31, 1997 is as follows:



                                                                Amortized     Estimated      Weighted
                  (dollars in thousands)                           Cost       Fair Value   Average Rate
                                                                ----------   ------------  -------------
Securities available for sale
    Mortgage backed debt ...................................      $11,479      $11,432          5.6%

Securities held to maturity
    Debt of  U. S. Treasury, U. S. Agencies and corporations
         Less than three months ............................       12,000       12,006          5.8%
         Three months through one year .....................       14,476       14,511          5.9%
         One year through two years ........................       16,452       16,526          6.1%
         Greater than two years ............................         --           --             --
      Mortgage backed debt .................................        5,210        5,204          6.3%
                                                                    -----        -----          ---
                                                                   48,138       48,247

                                                                  $59,617      $59,679          5.9%
                                                                  =======      =======

     The basis on which cost were determined in computing realized losses on sale of securities available for sale for the years 1997, 1996 and 1995 were the specific identification method. Information relating to sales of securities is as follows for the periods indicated:


                                                            For the Year Ended December 31,
                                                    -----------------------------------------------
              (dollars in thousands)                    1997             1996             1995
                                                    -------------    -------------    -------------
Proceeds from sale of securities                    $       1,303    $       6,487    $       6,398
Gross realized losses                               $       ---      $          17    $          46
Gross realized gains                                $       ---      $          12    $       ---


     Certain securities were pledged as collateral for public funds and for other purposes as required or permitted by law. These securities had carrying values of $3,497,000 and $3,980,000 at December 31, 1997 and 1996, respectively, and estimated fair values of $3,487,000 and $3,946,000 at December 31, 1997 and 1996, respectively.

Note D - Loan Portfolio

     The following table presents loans by collateral and the percentage of each category of collateral to total loans.


                                             December 31, 1997              December 31, 1996               December 31, 1995
                                      ---------------------------------------------------------------------------------------------
            (dollars in                  Amount        Percentage      Amount         Percentage        Amount          Percentage
           thousands)
                                      -----------     -----------   ------------    -------------    -------------    -------------


Commercial loans ...............      $  45,199            31.6%       $  17,967            24.7%      $  20,679            31.2%

Real estate loans

            Single family ......          8,979             6.3%           8,328            11.5%          8,123            12.3%
            Multi-family .......          9,694             6.8%           3,672             5.1%          3,612             5.5%
            Construction .......          9,336             6.5%           5,002             6.9%          2,851             4.3%
            Commercial .........         53,847            37.7%          29,414            40.4%         25,257            38.1%
                                      ---------                        ---------                       ---------

               Total real estate
            loans                        81,856            57.3%          46,416            63.9%         39,843            60.2%
                                      ---------                        ---------                       ---------
Consumer loans .................         15,302            10.7%           8,323            11.4%          5,690             8.6%

Other ..........................            552             0.4%            --                                              --

               Total loans .....        142,909           100.0%          72,706           100.0%         66,212           100.0%

Less deferred loan income ......           (276)                            (440)                           (191)

Less allowance for
    loan losses ................         (2,819)                          (1,682)                         (2,358)
                                      ---------                        ---------                       ---------
                       Net loans      $ 139,814                        $  70,584                       $  63,663
                                      ---------                        ---------                       ---------
                                      ---------                        ---------                       ---------

1.   Loan Portfolio Risk Elements

     The following table presents loans past due 30 to 89 days, loans on non-accrual and loans that have been restructured to more favorable terms than originally contracted for due to the creditworthiness of the borrower.


                                              At December 31,
                                       ------------------------------
        (dollars in thousands)             1997             1996
                                       -------------    -------------

Past due 30 to 89 days                 $       3,404    $         679

Past due 90 days                                 172            ---

Non-accrual                                    4,265            2,794

Restructured                                   ---                224
                                       -------------    -------------
                         Total         $       7,841    $       3,697
                                       -------------    -------------
                                       -------------    -------------

Note E - Allowance for Credit Losses

     Activity in the allowance for credit is presented below:



               (dollars in thousands)

Balance, January 1, 1995                               $        1,633
Recoveries of charge-offs                                          311
Credit for credit losses to operations                           (311)
Charge-offs                                                      (407)
Addition due to acquisition                                      1,132
                                                       ---------------

Balance, December 31, 1995                                       2,358
Recoveries of charge-offs                                          203
Provision charged to operations                                    750
Charge-offs                                                    (1,629)
                                                       ---------------

Balance, December 31, 1996                                       1,682
Recoveries of charge-offs                                          554
Provision charged to operations                                    410
Charge-offs                                                    (1,709)
Additions due to acquisitions                                    1,882
                                                       ---------------

Balance, December 31, 1997                             $        2,819
                                                       ---------------
                                                       ---------------



     At December 31, 1997, the recorded investment in loans considered to be impaired under SFAS No. 114 was $4,490,000 of which $4,265,000 were classified as non-accrual. At December 31, 1997, $689,000 of the allowance for credit losses was allocated to impaired loans. The average recorded investment in impaired loans during the year ended December 31, 1997 was approximately $2,216,000. For the year ended December 31, 1997, interest income from impaired loans outstanding at December 31,

1997 would have been $510,000 is those loans had been performing in accordance with their original terms and had been outstanding throughout the period.


     At December 31, 1996, the recorded investment in loans considered to be impaired under SFAS No. 114 was $2,794,000. All loans considered impaired at December 31, 1996, were classified as non-accrual. At December 31, 1996, $661,000 of the allowance for credit losses was allocated to impaired loans. The average recorded investment in impaired loans during the year ended December 31, 1996, was approximately $2,926,000. Interest income from impaired loans outstanding would have been $292,000 and $172,000 for the years ended December 31, 1996 and 1995, respectively, if those loans had been performing in accordance with their original terms and had been outstanding throughout the period.


Note F - Transactions Involving Officers and Directors

     In the ordinary course of business, BKLA has granted and extended loans to certain directors, executive officers and the companies with which they are associated. All such loans and commitments to lend were made under terms which are consistent with the Bank=s normal lending policies.

     The following is an analysis of all such loans as of the dates indicated:


                                                             December 31,
                                                ---------------------------------------
            (dollars in thousands)                   1997                     1996
                                                ---------------          --------------

Outstanding balance, beginning of period        $           622          $        1,992

Credit granted, including renewals                        1,343                     206

Repayments                                                (364)                   (275)

Reclassifications due to resignations                       ---                 (1,301)
                                                ---------------          --------------

Outstanding balance, end of period              $         1,601          $          622
                                                ---------------          --------------
                                                ---------------          --------------



     Interest earned on these loan transactions approximated $70,000, $127,000 and $172,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

     The lease for the Encino branch is with American West Associates, a general partnership consisting of, among others, directors Shaw and Sterman and former director Rubinstein. The Board of Directors has determined that the lease is no less favorable to BKLA than a similar lease with a third party.

Note G - Premises and Equipment

     Premises and equipment consist of the following as of the dates indicated:


                                                                        December 31,
                                                           ---------------------------------------
                  (dollars in thousands)                          1997                  1996

                                                           -------------------    ----------------

Premises under capital lease                               $             1,749    $          1,749
Leasehold improvements                                                   2,531               2,359
Furniture, fixtures and equipment                                          866                 626

                                                                         5,146               4,734

Less accumulated depreciation and amortization                           2,496               1,936
                                                           -------------------    ----------------

                                                           $             2,650    $          2,798
                                                           -------------------    ----------------
                                                           -------------------    ----------------



     For the year ended December 31, 1995, fixed assets of $3,443,000 that were no longer in use or existence were removed from the books. These assets were fully depreciated except for salvage value. The loss realized was $66,000.

Note H - Other Assets

     Included in other assets at December 31, 1997, is goodwill from the World Trade Bank acquisition of $1,476,000 and from the Culver National Bank acquisition of $4,264,000. The goodwill associated with the American West Bank acquisition was reduced to zero by the application of the benefit of federal tax operating loss carryforwards. Refer to Note Q for purchases of assets and liabilities. Other assets at December 31, 1997, also included the amortized balance of $1,515,000 associated with the purchase of the leasehold interest at the Beverly Hills Branch. Goodwill and the purchased leasehold interest are deductions from capital in computation of regulatory capital ratios.

Note I - Deposit Accounts

     Interest expense for certificates of deposit of $100,000 or more was $901,000, $643,000 and $423,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

     Deposits have historically been the major source of the Bank's funds for lending and investments. Non-interest bearing demand deposits are payable immediately upon demand or are issued with an original maturity or required notice period of less than seven days. On interest bearing demand accounts the Bank has reserved the right to require at least seven days written notice prior to withdrawal of any funds in that account. Money market accounts are interest bearing and are limited to six transfers to third parties. Savings deposits are interest bearing and do not allow third party transfers. Time deposits have a minimum maturity of seven days and are subject to early withdrawal penalties.

     The following table presents the maturity distribution of time certificates of deposit at December 31, 1997, in thousands.


Three months or less         $23,975

Three to twelve months        21,775

One year to three years        7,916

Three years                      342
                             -------
                             $54,008
                             -------
                             -------


Note J - Commitments and Contingencies and Related Party Transactions

1.   Leases

     BKLA's six branches are leased, five under operating leases and one under a capital lease. Rental expense related to operating leases amounted to approximately $971,000, $458,000 and $306,000 for the years ended December 31, 1997, 1996 and 1995, respectively.


     BKLA's Corporate office and West Hollywood branch is located at 8901 Santa Monica Boulevard, West Hollywood, California on the corner of San Vicente Boulevard. The lease expires June 30, 2002. The Beverly Hills West branch office is adjacent to Century City at 9944 Santa Monica Boulevard, Beverly Hills, California. This location is used both for branch and back office operations. This lease expires January 31, 1999. The Encino branch office is located at 16861 Ventura Boulevard, Encino, California. The lease expires February 21, 2001. The Glendale branch office is located at 701 North Brand Boulevard, Glendale, California. The lease expires June 30, 2002. The Culver City branch office is located at 5399 Sepulveda Boulevard, Culver City. The lease expires October 31, 1999.

     The Beverly Hills branch office is located at 9601 Wilshire Boulevard, Beverly Hills, California. The branch has 20,886 square feet of space, of which 12,628 is subleased to a major brokerage firm until January 31, 2003. The term of the lease is to June 30, 2007 with two ten year options. The contractual lease payments have been capitalized and are presented as a capital lease funded by an obligation under capital lease on the balance sheets. The cash paid to assume this lease is presented as an intangible asset on the balance sheet and is a deduction from regulatory capital. Future minimum rental commitments under non-cancelable leases are:


                                                   Capitalized         Operating
             (dollars in thousands)                   Lease             Leases
                                                  --------------     -------------
For the years ended December 31,

   1998                                           $          253     $       1,138
   1999                                                      253               683
   2000                                                      253               547
   2001                                                      253               558
   2002                                                      253               139
   Thereafter                                              7,351               ---

                                                           8,616             3,065
                                                  --------------     -------------
Less amount representing interest imputed at 14%           6,767               ---
                                                  --------------     -------------
                                                  $        1,849     $       3,065
                                                  --------------     -------------
                                                  --------------     -------------

The capitalized lease is two floors of a multi-story office building. The branch is on the ground floor and the upper floor is subleased. The minimum rental commitments for the capitalized lease in the above schedule have not been reduced for subleasing income. Future minimum rents receivable under the non-cancelable sublease are:




       (dollars in thousands)         Capitalized
  For the years ended December 31,       Lease
                                     -------------
1998                                 $         305
1999                                           310
2000                                           310
2001                                           310
2002                                           310
Thereafter                                      26
                                     -------------
                                             1,571
                                     -------------
                                     -------------

2.   Litigation

In the ordinary course of business, BKLA becomes involved in litigation. In the opinion of management, based upon consultation with BKLA=s legal counsel, the disposition of such litigation will not have a material effect on the BKLA=s financial position.

3.   Off-Balance-Sheet Items

BKLA is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to manage the Bank=s interest rate risk. These financial instruments include commitments to extend credit. When viewed in terms of the maximum exposure, those instruments may involve, to varying degrees, credit and interest-rate risk in excess of the amount recognized in the balance sheet. At December 31, 1997, and 1996, undisbursed loan commitments approximated $33,433,000 and $12,222,000, respectively, of which $141,000 and $274,000, respectively represented standby letters of credit.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The Bank uses the same credit policies in making commitments and conditional obligations as it does for extending loan facilities to customers. The Bank evaluates each customer=s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management=s credit evaluation of the counterpart. Collateral held varies but may include accounts receivable: inventory: property, plant and equipment; and income-producing commercial properties.


Note K - Shareholders Equity

1.   Stock Option Plan

BKLA has a stock option plan that originally provided for the issuance of up to 372,610 shares of the Bank=s authorized but unissued common stock to all employees, employees directors and non-employee directors. Employees and employee directors are eligible to receive incentive and non-qualified stock options. Non-employee directors are only eligible to receive non-qualified stock options. The Bank may issue incentive stock options provided that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000. Should it be determined that any incentive stock option granted pursuant to the 1988 option plan exceeds such maximum, such incentive stock option shall be considered to be a non-qualified stock option and not to qualify for treatment as an incentive stock option under Section 422A of the Code to the extent, but only to the extent, of such excess. Option prices may not be less than 100% of the fair market value at the date of the grant. Options granted under the stock option plan expire not more than ten years after the date of grant and must be fully paid when exercised. BKLA assumed BKLA Bancorp=s stock option plan. The shares under option reflect the one-for-five reverse split. The Bank has not reduced the number of shares available in the plan. The plan will expire March 23, 1998.

SFAS No. 123, "Accounting for Stock-Based Compensation", specifies a fair value based method of accounting for stock-based compensation plans and encourages entities to adopt that method in place of the provisions of APB No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method of SFAS No. 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the period in which the related employee services are rendered. APB No. 25 uses the intrinsic value based method. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. SFAS No. 123 permits an entity in determining its net income to continue to apply the accounting provisions of APB No. 25, but to comply with the disclosure requirements of SFAS No. 123.

BKLA has elected to continue to apply APB No. 25 to all its stock-based employee compensation arrangements. Accordingly, no compensation cost has been recognized BKLA's fixed stock option plan. For the year ended December 31, 1997, if compensation cost for stock options granted had been determined, based on the fair value at the grant dates consistent with the method of SFAS No. 123, BKLA's net income and earnings per share would have been reduced to the pro forma amounts indicated below:


Net income, in thousands       As reported    $   3,731
                               Pro forma          3,604

Basic earnings per share       As reported    $    1.16
                               Pro forma           1.12

Diluted earnings per share     As reported    $    1.00
                               Pro forma           0.96



Had the compensation cost for BKLA's fixed stock option plan been determined on the fair value at the grant date for the options under the plan consistent with the method of SFAS No. 123, BKLA's net income and earnings per share would have been reduced to pro forma amounts and presented for the year ended December 31, 1996. For the year ended December 31, 1996, no options were vested and pro forma net income and net income per share are the same as reported in the statement of operations.

The fair value of options granted in 1997 (unaudited) was estimated on the date of grant using the Black- Scholes option pricing model with the following assumption used:

-    Dividend yield of zero percent
-    Expected volatility of 23.4%
-    Expected life for option - ten years for ten year options
-    Risk free interest rate of 6.4% for options expiring in ten years

The fair value of options granted in 1996 (unaudited) was estimated on the date of grant using the Black- Scholes option-pricing model with the following assumptions used:

-    Dividend yield of zero percent
-    Expected volatility of 23.9%
-    Expected life for option - ten years for ten year options
-    Risk free interest rate of 6.4% for options expiring in ten years

The value of each individual option granted was $3.68 and $2.11 for options granted in the year ended December 31, 1997 and 1996, respectively. The value of all options granted was $243,000 and $619,000 for the years ended December 31, 1997 and 1996, respectively.

A summary of the status of BKLA's fixed stock option plan and changes during the years ended December 31, 1997, 1996 and 1995 are presented below:



                                                                       For the Year Ending December 31,
                                         -----------------------------------------------------------------------------------------
                                                      1997                          1996                         1995
                                         ----------------------------   ----------------------------   ---------------------------

                                                        Weighted                        Weighted                        Weighted
                                                         Average                        Average                         Average
           Fixed Options                   Shares     Exercise Price     Shares      Exercise Price      Shares     Exercise Price
                                         ----------                     --------                       ---------

Outstanding at beginning  of  year         136,041         $ 6.03          9,353         $30.89          21,056         $21.07
Granted                                    168,300         $ 6.90        132,800         $ 4.00            --           $ --
Exercised                                   (1,300)        $ 4.00           --           $ --              (760)        $ 5.00
Forfeited                                   (4,300)        $ 4.00         (6,112)        $ --           (10,943)        $13.86
                                           -------                      --------                        -------
Outstanding at end of year                 298,741         $ 5.88        136,041         $ 6.03           9,353         $30.89
                                           -------                      --------                        -------
                                           -------                      --------                        -------

The following table summarizes information about stock options at December 31, 1997 (unaudited).



                                    Options Outstanding                                   Options Exercisable
                   ----------------------------------------------------------  ------------------------------------------
                                              Weighted                                                      Weighted
                         Number               Average           Weighted              Number                Average
     Range of        Outstanding at          Remaining           Average          Exercisable at         Exercise Price
  Exercise Price    December 31, 1997     Contractual Life    Exercise Price      December 31, 1997
-----------------  ------------------     -----------------   ---------------  ---------------------    -----------------
$          3.75              380                6.3           $       3.75                 380           $            3.75
$          4.00          127,200                8.1           $       4.00              31,800           $            4.00
$          6.25              380                5.3           $       6.25                 380           $            6.25
$          6.90          168,300                9.3           $       6.90                 ---           $            6.90
$         17.80              380                4.3           $      17.80                 380           $           17.80
$         31.80            1,441                0.2           $      31.80               1,441           $           31.80
$         44.30              660                1.8           $      44.30                 660           $           44.30
                   ------------------                                          ---------------------
 $3.75 to $44.30         298,741                8.7           $       5.88              35,041           $            6.07
                   ------------------                                          ---------------------
                   ------------------                                          ---------------------


2.   Warrants

At December 31, 1997, 1996 and 1995, BKLA had 657,845, 690,336 and 690,336,
respectively, outstanding warrants that allow the holder to purchase one share of the BKLA=s common stock for $3.75. These warrants will expire on December 1, 1998. Warrants are a component in determining weighted average number of shares in computing earnings per share.

Note L - Income Taxes
An income tax benefit of $372,000 was recognized for the year ended December 31, 1997, resulting from BKLA net operating loss carryforwards; no income tax expense has been realized for the years ended December 31, 1996 and 1995. As of December 31, 1997, BKLA had federal net operating loss carryforwards in the amount of approximately $2,900,000, of which approximately $955,000 will not begin to expire until the year 2005. BKLA estimates that federal net operating loss carryforwards are available to be applied against taxable income with annual limitations over fifteen years. As of December 31, 1997, BKLA had California net operating loss carryforwards that may be applied to reduce taxable income of approximately $1,500,000 with annual limitations.

BKLA estimates that approximately $700,000 and $800,000 will expire in the tax years ending December 31, 1998 and 1999, respectively.

     Components in the provision for income tax expense are presented in the table below:


                                                              For the Year Ended December 31,
                                                             ---------------------------------
                    (dollars in thousands)                    1997          1996          1995
                                                             ------        ------        ------

Tax provision applicable to income before income taxes        $(372)        $--           $--
                                                              -----         -----         -----
                                                              -----         -----         -----

Federal income tax - deferred                                  (463)         --            --

State Franchise Tax
   Current                                                       91             1             1
   Deferred                                                    --              (1)           (1)

               Total State Franchise Tax                         91          --            --
                                                              -----         -----         -----

                        Total income taxes                    $(372)        $--           $--
                                                              -----         -----         -----
                                                              -----         -----         -----

     Deferred tax expense/(credits) result from timing differences in the recognition of revenues and expenses for tax and financial statement purposes. The source of these differences and the tax effect of each are as follows:


                                                       1997                          1996                          1995
                                            ---------------------------    -------------------------     ------------------------
          (dollars in thousands)              Federal         State          Federal        State         Federal        State
                                            -----------    ------------    -----------    ----------     ---------    -----------
Tax effect of revenue and expenses reported
on a different basis for tax purposes       $     ---      $      ---      $     ---      $      (1)     $   ---      $       (1)

Net losses                                        (463)           ---             ---           ---           ---            ---
                                            -----------    ------------    -----------    ----------     ---------    -----------
          Total                             $     (463)    $      ---      $     ---      $      (1)     $   ---      $       (1)
                                            ===========    ============    ===========    ==========     =========    ===========


     Additional deferred tax benefits were recognized in the amount of $1,350,000 as a result of net operating loss carrybacks and carryforwards from the acquisition of WTB and AWB. The recognition of the tax benefits reduced goodwill applicable to the purchases and did not affect revenues and expenses.

     As a result of the following items, the total income tax expense for 1997, 1996 and 1995, were different than the amount computed by applying the statutory
U. S. Federal income tax rate to income before taxes.


                                                   1997                         1996                          1995
                                        --------------------------  --------------------------    ---------------------------
                                                         Percent                      Percent                       Percent
                                                        of Pretax                    of Pretax                     of Pretax
        (dollars in thousands)          Amount           Income        Amount         Income         Amount         Income
                                        -----------    -----------   -----------    -----------    -----------    -----------

Federal rate                            $    1,143        34.0       $      340        34.0        $      220            34.0
Changes due to income tax ,
   net of Federal tax benefit                  242         7.2               75         7.5                48             7.5
Loss (recognition)/non-recognition)         (1,757)      (52.3)            (415)      (41.5)             (268)         (41.5)
                                        -----------    -----------   -----------    -----------    -----------    -----------
                 Total                  $     (372)       11.1       $     ---          ---        $     ---          ---
                                        -----------    -----------   -----------    -----------    -----------    -----------
                                        -----------    -----------   -----------    -----------    -----------    -----------


     The deferred tax assets and liabilities of BKLA are composed of the following tax-affected cumulative timing differences.


        (dollars in thousands)             1997             1996
                                       -------------    -------------
Deferred tax assets
   Net losses                          $      2,510     $        815
   Other                                         10               24
                                       -------------    -------------
                                               2,520             839
         Less valuation allowance1             (146)            (289)
                                       -------------    -------------
                                               2,374             550
                                       -------------    -------------

Deferred tax liabilities
    Reserve for credit losses                  ---              (185)
    Fixed assets                               (539)            (365)
    Other                                       (22)
                                       -------------    -------------
                                               (561)            (550)
                                       -------------    -------------

        Net deferred tax assets        $      1,813     $       ---
                                       -------------    -------------
                                       -------------    -------------



Note M - Profit Sharing Plan

     BKLA has a defined contribution plan (the APlan@) which qualifies for salary deferral under Internal Revenue Code Section 401(k). The Plan provides that employees may contribute up to the lesser of the amount allowed by law or 20% of their annual gross salary. In addition, BKLA may make discretionary matching contributions under the 401(k) provisions of the Plan as well as discretionary profit-sharing contributions. BKLA contributed $50,000, $38,000, and $14,000 for the years ended December 31, 1997, 1996 and 1995, respectively, under the provisions for matching employee contributions. BKLA did not make any discretionary profit-sharing contributions for the years ended December 31, 1997, 1996, or 1995.

Note N - Selected Quarterly Data (unaudited)



                                                                                    1997
                                                            -----------------------------------------------------
         ( dollars in thousands )              First           Second          Third       Fourth
                                              Quarter          Quarter        Quarter     Quarter        Total
                                           --------------   -------------   -----------  ----------   -----------

Interest income                            $        2,535   $       4,116   $     3,972  $    4,231   $    14,854

Interest expense                                      741           1,005         1,081       1,104         3,931

Net interest income before provision
   for credit losses                                1,794           3,111         2,891       3,127        10,923

Provision for credit losses                            85             325           ---         ---           410

Non-interest income                                   261             368           392         367         1,388

Non-interest expense                                1,577           2,512         2,277       2,176         8,542

Net income before taxes                               393             642         1,006       1,318         3,359

Income tax credit                          $        ---     $       ---     $     ---    $    (372)   $     (372)

Net income                                 $          393   $         642   $     1,006  $    1,690   $     3,731

Diluted earnings per share                 $         0.15   $        0.16   $      0.24  $     0.40   $      1.00



--------

     1 The valuation allowance is management's estimate of amounts more likely than not of being realized due to uncertainty regarding future income based on prior results. The allowance is largely attributable to unused losses previously incurred and overall limitations on other deferred tax assets. The allowance changed during the 1996 year by $1,000 which was due to realization of the current portion for state taxes.


                                                                                      1996
                                                               -----------------------------------------------------
            ( dollars in thousands )              First           Second          Third       Fourth
                                                 Quarter          Quarter        Quarter     Quarter        Total
                                              --------------   -------------   -----------  ----------   -----------

   Interest income                            $        2,655   $       2,612   $     2,631  $    2,663   $    10,561

   Interest expense                                      788             795           758         746         3,087

   Net interest income before provision
      (credit) for credit losses                       1,867           1,817         1,873       1,917         7,474

   Provision (credit) for credit losses                   30              90           520         110           750

   Non-interest income                                   251             269           246         271         1,037

   Non-interest expense                                1,766           1,730         1,596       1,668         6,760

   Net income before taxes                               322             266             3         410         1,001

   Net income                                 $          322   $         266   $         3  $      410   $     1,001

   Diluted earnings per share                 $         0.13   $        0.11   $      0.00  $     0.16   $      0.40




                                                                             1995
                                                            ------------------------------------------------------

                                                 First          Second         Third         Fourth
          ( dollars in thousands )              Quarter        Quarter        Quarter       Quarter       Total
                                             -------------  --------------  ------------   ----------  -----------

Interest income                              $       1,520  $        1,524  $      1,605   $    2,170  $     6,819

Interest expense                                       424             369           431          628        1,852

Net interest income before provision
   (credit) for credit losses                        1,096           1,155         1,174        1,542        4,967

Provision (credit) for credit losses                   ---           (182)          (78)         (51)        (311)

Non-interest income                                    174             179           184          269          806

Gain/(loss) on security sales, net                     ---             (1)          (32)         (13)         (46)

Gain on sale of loans                                  ---             ---           118          ---          118

Non-interest expense                                 1,332           1,449         1,238        1,491        5,510

Net income (loss) before taxes                        (62)              66           284          358          646

Net income                                   $        (62)  $           66  $        284   $      358  $       646

Diluted earnings  (loss) per share           $      (0.25)  $         0.05  $       0.20   $     0.22  $      0.51


Note O - Merger of BKLA Bancorp into Bank of Los Angeles

     On October 23, 1995, Bank of Los Angeles (ABKLA@) was combined with its parent corporation BKLA Bancorp (ABancorp@), eliminating the bank holding company. The primary reason for this merger was to reduce the institution's reporting requirements. Bancorp has never had any operations and its sole function was to own the stock of the BKLA. As the result of the combining of Bancorp into BKLA, five shares of Bancorp stock were exchanged for one share of BKLA stock. All per share amounts have been adjusted to reflect this exchange.

Note P - Infusion of Capital

     On March 31, 1995, BKLA completed the issuance of 2,365,880 units of securities (AUnits@) to Investors Banking Corporation (AIBC@), a bank holding company located in Salem, Oregon, and received proceeds of approximately $3,440,000, net of costs of approximately $110,000. Each Unit was comprised of two shares of BKLA=s no par value common stock and one warrant, exercisable for three years after issuance, to purchase common stock at $0.75 per share. As a result of this transaction, IBC purchased 4,731,760 shares of BKLA=s common stock, representing 79% of total shares issued and outstanding as of March 31, 1995, and indirectly acquired 79% of BKLA=s issued and outstanding common stock. Adjusted for the five-for-one reverse stock split, total shares purchased by IBC were 946,352 shares of common stock and 473,176 warrants with an exercise price of $3.75 per share expiring December 1, 1998.

     On November 15, 1995, the acquisition of World Trade Bank, a single unit national bank, located in Beverly Hills, California, was completed. BKLA issued 346,325 shares valued at $4.00 per share totaling $1,385,000 for World Trade Bank stock. These shares represented 16% of the shares issued and outstanding at December 31, 1995

     On November 30, 1995, a Rights Offering to all BKLA shareholders of record at October 24, 1995 was concluded. Each shareholder of six shares of BKLA common stock received one right to acquire 15 shares of BKLA common stock and five three year warrants. IBC shareholders were standby purchasers of up to 34,700 Units (520,500 shares of common stock and 173,500 warrants) not purchased by either BKLA shareholders or BKLA employees. As a result, 651,325 shares of BKLA Common Stock and 217,160 three-year warrants, expiring December 1, 1998 were issued. BKLA received proceeds of $2,086,000, net of costs of approximately $357,000. IBC shareholders were issued 467,355 shares of common stock and as a group owned 64% of common shares issued and outstanding. On December 29, 1995, IBC converted its shares of BKLA common stock into the names of its shareholders so that IBC shareholders became direct owners of BKLA common stock.


Note Q - Purchase of Assets and Liabilities - Unaudited

     BKLA entered into an Agreement Respecting Merger and Plan of Reorganization dated August 29, 1997 with Culver National Bank, a one branch, nationally chartered bank with headquarters in Culver City, California. The acquisition was completed December 31, 1997 and accounted for as a purchase. The results of operations of Culver National Bank are not included in the accompanying statements. The significant components of the transaction are summarized as follows:



          (dollars in thousands)

Cash and cash equivalents                   $         21,681
Fair value of other assets                            34,139
Goodwill                                               4,264
Core deposit intangible                                  193
Fair value of liabilities                             51,811
                                            ----------------
Stock issued for 1,155,326 shares           $          8,466
                                            ----------------
                                            ----------------


         The following summarized pro forma information assumes the acquisition had occurred January 1, 1996:


                                            For the years ended
                                                 December 31,
        (dollars in thousands)          -----------------------------
                                            1997             1996
                                        ------------      -----------
Net interest income after
  provision for credit losses           $     12,839      $     9,051
Net income                              $      4,103      $       731
Earnings per share                      $       1.16      $      0.29

     BKLA entered into an Agreement and Plan of Reorganization dated October 22, 1996 with American West Bank, a two branch state chartered bank with headquarters in Encino, California. The acquisition was completed on March 31, 1997 and accounted for as a purchase. The results of operations since the date of acquisition are included in the accompanying statements of earnings. The significant components of the transaction are summarized as follows:


          (dollars in thousands)
Cash and cash equivalents                   $         10,597
Fair value of other assets                            56,126
Goodwill                                                  51
Core deposit intangible                                  517
Fair value of liabilities                             61,365
                                            ----------------
Stock issued for 1,367,493 shares           $          5,926
                                            ----------------
                                            ----------------



     The following summarized pro forma information assumes the acquisition had occurred January 1, 1995:


                                                               For the years ended December 31,
                                                            ---------------------------------------
                  (dollars in thousands)                          1996                  1995
                                                            -----------------     -----------------
Net interest income after provision for credit losses       $          10,479     $           8,941
Net income                                                  $           4,103     $           1,182
Earnings per share                                          $            0.53     $            0.36


     BKLA entered into an Agreement and Plan of Reorganization dated June 30, 1995 with World Trade Bank, a one branch, nationally chartered bank with headquarters in Beverly Hills, California. The acquisition was completed November 15, 1995 and accounted for as a purchase. The results of operations of World Trade Bank are included in the accompanying statements of earnings. The significant components of the transaction are summarized as follows:


          (dollars in thousands)

Cash and cash equivalents                   $          2,849
Fair value of other assets                            37,837
Goodwill                                               1,801
Fair value of liabilities                             41,102
                                            ----------------
Stock issued for 346,325 shares             $          1,385
                                            ----------------
                                            ----------------


     The following summarized pro forma information assumes the acquisition had occurred on January 1, 1995



        ( dollars in thousands )
Net interest income after provision
    (credit)  for credit losses             $        6,820
Net loss                                    $        (761)
Net loss per share                          $       (0.60)


Note R - Fair Value of Financial Instruments

     Statement of Financial Accounting Standard No. 107 A Disclosures about Fair Value of Financial Instruments@ (SFAS No. 107) requires disclosures of fair value information about all financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate such value. Fair value estimates are made at a point in time, based on relevant market information available about the financial instrument. In cases where quoted market prices are not available, fair values are based on estimates using present values. The present value estimates are based on judgments regarding future cash flow expectations, prepayment risk, perceived credit risk, economic conditions and other subjective factors. In this regard, certain fair value estimates cannot be realized in immediate settlement of the instrument. SFAS No 107 excludes all nonfinancial instruments from its disclosure requirements. A value is not assigned to fee-based business. Additionally, any intangible value derived form retaining a stable, low cost deposits base is not disclosed as part of SFAS No. 107. The value of other non-financial instruments, such as premises and equipment, and deferred tax assets, is also not considered. The disclosures also do not reflect any additional premium or discount that could result from the sale of the Bank=s entire holding of a particular financial instrument. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

     The following methods and assumptions were used by the Bank in estimated fair value disclosures.

- Cash and cash equivalents - Cash and cash equivalents fair values are reported at the carrying amounts reported in the balance sheet due to the short-term nature of the assets.

- Securities and money market investments - Fair values are based on quoted market prices, where available.

- Loans - For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values of residential mortgage loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions. The fair values for other loans are estimated using discounted cash flow analysis using discount rates approximating the interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair values of non-performing loans are estimated using interest rates taking into account the expected return on principal over the period of time the Bank anticipates receipt of payments. The discount rate is a rate reflective of the higher risk surrounding these loans as compared to a performing loan.

- Accrued interest receivable and payable - Fair values are reported at the carrying amount reported in the balance sheet due to the limited time these assets and liabilities will be outstanding.

- Deposits - The fair values for interest and non-interest-bearing demand deposits, savings deposits, and money market saving are equal to their carrying value. Fair value for fixed-rate certificates of deposit are estimated using discount cash flow calculations that apply interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

- Off balance sheet instruments - Fair values of loan commitments and financial guarantees are based upon fees currently charged to enter similar agreements, taking into account the remaining terms of the agreement and the counter parties credit standing. The Bank does not anticipate interest rate or credit factors that would affect the fair value of commitments or letters of credit outstanding at December 31, 1997.

     The following table presents the estimates of fair values of financial instruments at December 31, 1997.



          ( dollars in thousands )             Carrying Amount             Fair Value
                                             --------------------       -----------------
Assets:

     Cash and cash equivalents               $             52,201       $          52,201

     Investment securities                                 60,433                  60,542

     Loans receivable                                     142,633                 141,882

     Accrued interest receivable                            1,556                   1,556

Liabilities:

     Non-interest bearing deposits                         85,222                  85,222

     Interest bearing deposits                            152,790                 152,730

     Accrued interest payable                                 298                     298



                                                                         Cost to Cede or
                                               Notional Amount               Assume
                                             --------------------       -----------------
     Commitments to extend credit and
     standby letters of credit               $             33,433       $             334

     The following table presents the estimates of fair values of financial instruments at December 31, 1996.



            ( dollars in thousands )           Carrying Amount             Fair Value
                                             --------------------       -----------------
Assets

     Cash and cash equivalents               $             30,139       $          30,139

     Investment securities                                 22,126                  22,126

     Loans receivable                                      72,266                  71,782

     Accrued interest receivable                              654                     654

Liabilities:

     Non-interest bearing deposits                         40,128                  40,128

     Interest bearing deposits                             75,468                  75,436

     Accrued interest payable                                  67                      67




                                                                         Cost to Cede or
                                               Notional Amount               Assume
                                             --------------------       -----------------
     Commitments to extend credit and
     standby letters of credit               $             12,222       $             122